SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549


                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 16, 1997


                   FLORIDA GAMING CORPORATION
        (Exact name of registrant as specified in charter)


   Delaware                0-9099                  59-1670533
(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)             Identification
incorporation)                                    No.)


1750 South Kings Highway
Fort Pierce, Florida                                   34945-3099
(Address of principal executive offices)               (Zip code)


Registrant's telephone number, including area code: (407) 464-7500


                         Not Applicable
                 (Former name or former address,
                  if changed since last report.)

             INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.   Other Events

     On January 16, 1997, the Registrant concluded a private placement of its Series D 8% Cumulative Convertible Preferred Stock, $.10 par value, at a price per share of $1,000. The Registrant issued a total of 1,175 shares of Series D Preferred Stock, with 650 shares issued on December 31, 1996, and 525 shares issued on January 16, 1997.

     The Registrant did not engage an underwriter in connection with the issuance of the Series D Preferred Stock. The Series D Preferred Stock was issued to a total of 12 "accredited investors," as defined in Rule 501 under the Securities Act of 1933, as amended. The Registrant issued the Series D Preferred Stock for cash consideration. The Registrant is obligated to pay First Capital Partners, Inc., a finders fee in the amount of 8% of the gross proceeds, plus warrants to purchase the Registrant's Common Stock having a market value equal to 5% of the gross proceeds, with an exercise price equal to the market price per share of Common Stock at each of the closings.

     The Series D Preferred Stock was issued in accordance with the provisions of Regulation D under the Securities Act of 1933, as amended, in a private placement solely to accredited investors.

      The Registrant is authorized to issue up to 5,000 shares of Series D Preferred Stock, which provides annual dividends at the
rate of 8% of the share's Stated Value.   The Stated Value per
share equals $1,000 (as adjusted for any stock dividends, combination or split). At the discretion of the Registrant's Board of Directors, such dividends may be paid in shares of the Series D Preferred Stock.

     Holders of Series D Preferred Stock may convert all or any of such shares to the Registrant's Common Stock beginning 90 days after the issuance of the Series D Preferred Stock. If not converted earlier by the holder, the Series D Preferred Stock shall be converted automatically on December 31, 1998. The Registrant is obligated to file a registration statement (the "Series D Registration Statement") covering the shares of Common Stock issuable on conversion of the Series D Preferred Stock (the "Series D Conversion Shares") and to use its best efforts to cause the Series D Registration Statement to become effective. In general, the number of Series D Conversion Shares issuable on conversion of each share of Series D Preferred Stock shall equal the Stated Value together with accrued and unpaid dividends on such share, if any, divided by the Conversion Price, which is defined as the lesser of
(i) $7.50 or (ii) 80% of the closing bid price of the Common Stock on the five trading days before conversion. If the Series D Registration Statement has not been declared effective within 120 days from December 31, 1996 (the "Initial Issuance Date"), the Conversion Price shall be reduced by an amount between 3% and 20% (resulting in the issuance of a larger number of Series D
Conversion Shares) based on the extent of such delay.   No Series
D Conversion Shares may be sold before the earlier of March 13, 1997 or the date on which the Series D Registration Statement
becomes effective.   Notwithstanding the effectiveness of the
Series D Registration Statement, generally a holder of Series D Conversion Shares may not sell more than 33% of such shares between March 13, 1997 and April 12, 1997, and 67% of such shares between April 13, 1997 and May 22, 1997; a holder may generally sell all of the Conversion Shares after May 13, 1997.

     If the Series D Registration Statement has not been declared effective within 365 days of the Initial Issuance Date, a holder of Series D Preferred Stock shall receive a preferential dividend equal to 10% of the Stated Value on the 366th day after the Initial Issuance Date and preferential dividends of either 3% or 10% of the Stated Value of shares every 30 days thereafter until the 726th day after the Initial Issuance Date.

     Upon liquidation, the holders of Series D Preferred Shares shall be entitled to be paid $1,000 per share plus 8% accrued dividends before any distribution to holders of Common Stock. The Registrant has the right to redeem the shares of Series D Preferred Stock if a holder of such shares exercises his right of conversion at a time when the Conversion Price is below $5.00 or if the Series D Registration Statement has not become effective within 120 days of the Initial Issuance Date. The redemption price to be paid by the Registrant is determined using a ratio based on the trading price of the Registrant's Common Stock and the Stated Value.

     The discussion at this Item 5 is qualified in its entirety by reference to the Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of the Series D Preferred Stock and the form of Regulation D Subscription Agreement attached to this Form 8-K as exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

          Exhibit 3.1, 4.1 -- Certificate of Designations of Series D 8% Cumulative Convertible Preferred Stock ("Series D
          Preferred Stock").

          Exhibit 4.2 -- Form of Regulation D Subscription
          Agreement with respect to the Series D Preferred Stock.


                             SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        FLORIDA GAMING CORPORATION



                        By /s/ Timothy L. Hensley

                          Timothy L. Hensley
                          Executive Vice President,
                          Treasurer
                          and Chief Financial Officer

                          Date: January 31, 1997